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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of R2 Technology, Inc.

We consent to the use in this Registration Statement of R2 Technology, Inc. on Form S-1 of our report dated December 19, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated December 19, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
December 27, 2001